Exhibit 99.1

SUBSCRIPTION AGREEMENT

Belvedere Resources Corporation
24442-112th Avenue
Maple Ridge, British Columbia
Canada V3E 1H5

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing _______________________________________________ (__________) shares of Common Stock of Belvedere Resources Corporation (the "Company") at a price of $0.10 per Share (the "Subscription Price").

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that Mr. Shawn Englmann solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Mr. Englmann.

MAKE CHECK PAYABLE TO: Belvedere Resources Corporation

Executed this _____ day of ___________________, 2007.

__________________________________	_______________________________________

__________________________________	Signature of Purchaser

__________________________________
Address of Purchaser

__________________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

_____________	X $0.10	___________	=	US$
Number of Shares Purchased				Total Subscription Price

Form of Payment:	Cash:_______	Check #: _________________	Other: ___________________

BELVEDERE RESOURCES CORPORATION

By: ________________________________________

Title: ______________________________________